EXHIBIT 10.18



                            GLOBAL MARINE INC.

                      INCENTIVE STOCK SALE AGREEMENT
            (1994 Non-Employee Stock Option and Incentive Plan)




     GLOBAL MARINE INC. (the "Company"), desiring to afford an opportunity to the offeree identified as such below (the "Offeree") to purchase shares of the Company's common stock, $.10 par value per share (the "Common Stock") at an incentive purchase price below the market price at the time of sale and to provide the Offeree with recognition and an added incentive in connection with the provision of services to or for the benefit of the Company or of one or more of its subsidiaries, hereby makes an offer to sell to the Offeree, under the Company's 1994 Non-Employee Stock Option and Incentive Plan, the number of shares of such Common Stock specified below, at the price specified below, subject to and upon the terms and conditions set forth below (the "Offer").


1.   Specification of Date, Offeree, Number of Shares, Purchase
     Price and Term.

     (a)  The date of the Offer is February 14, 1995.

     (b)  The Offeree is                            .

     (c)  The number of shares of the Company's Common Stock
          offered hereby is                       .

     (d) The purchase price of the Common Stock offered hereby is $0.10 per share.

     (e) The term of the Offer shall expire at the close of business at the Company's principal executive office in Houston, Texas, on February 16, 1995; from and after that time, if the Offer has not been accepted before that time as provided in this Agreement, neither the Offeree nor the Company shall have any rights or obligations under this Agreement.

2. Method of Acceptance and Purchase. The Offeree may accept the Offer by executing a copy of this Agreement in the acceptance space provided below and delivering said executed copy or a facsimile thereof during the term of the Offer to the Secretary of the Company at the Company's principal executive office in Houston, Texas. Such acceptance shall be completed to indicate the number of shares being purchased. Payment of the purchase price for such number of shares will be effected by means of immediate deduction from amounts owed to the Offeree or in respect of the Offeree's services. Promptly after receipt of such acceptance, the Company shall, subject to the other terms and conditions of this Agreement, issue a certificate for such number of shares to the Offeree.

3. Restrictions on Share Transfer by Certain Offerees. Until six months have elapsed after the date of the Offer, the Offeree may not transfer the shares in a transaction that would constitute a "sale" under Section 16 of the United States Securities Exchange Act of 1934 (the "Exchange Act") if the Offeree is (a) a director of Global Marine Inc., (b) an "officer" of Global Marine Inc. as such term is defined for purposes of the rules of the Securities and Exchange Commission under Section 16 of the Exchange Act, or (c) a beneficial owner of more than ten percent of the issued and outstanding Common Stock. Furthermore, the Offeree understands and acknowledges that, if he is an Offeree described in (a), (b) or (c) in the preceding sentence, his transfer of any other shares of the Common Stock in a "sale" transaction during the six-month period mentioned above could be matched with his purchase of shares of the Common Stock under this Agreement and subject him to liability under Section 16 of the Exchange Act.

     This Offer is granted in reliance upon a determination that the Offeree is not an officer, executive officer, director or affiliate of Global Marine Inc. as such terms are defined for purposes of applicable stock exchange regulations and the securities laws and regulations of the United States.
     By accepting this Offer, the Offeree acknowledges that certain restrictions under such laws and/or regulations may limit his ability to accept this Offer and/or resell the securities acquired through such acceptance if he is such officer, executive officer, director or affiliate of the issuer of such securities at the time of such acceptance or resale.

4. Non-Transferable. The Offer may not be transferred and may be accepted only by the Offeree.

5. Limitation. The Offeree shall be entitled to the privileges of stock ownership in respect of shares subject to the Offer only when such shares have been issued and delivered to him as fully paid shares upon purchase of Common Stock in accordance with this Agreement.

6. Requirements of Law and of Stock Exchanges. The issuance of shares upon acceptance of the Offer shall be subject to compliance with all of the applicable requirements of law with respect to the issuance and sale of such shares. In addition, the Company shall not be required to issue or deliver any certificate or certificates upon acceptance of the Offer prior to the admission of such shares to listing on notice of issuance on any stock exchange on which shares of the same class are then listed. In the event the Company's legal counsel shall advise it that registration under the United States Securities Act of 1933 of the shares as to which the Offer is accepted is required prior to issuance thereof, the Company shall not be required to issue or deliver such shares unless and until such legal counsel shall advise that such registration has been completed or is not required.

7. Global Marine Inc. 1994 Non-Employee Stock Option and Incentive Plan. The Offer and any acceptance and purchase under this Agreement are made under and are subject to, and the Company and the Offeree agree to be bound by, all of the terms and conditions of the Company's 1994 Non-Employee Stock Option and Incentive Plan as the same shall have been amended from time to time in accordance with the terms thereof, provided that no such amendment shall deprive the Offeree, without his consent, of the Offer or any rights hereunder. Pursuant to said Plan, the Board of Directors of the Company or its Committee established for such purposes is authorized to adopt rules and regulations not inconsistent with the Plan and to take such action in the administration of the Plan as it shall deem proper. A copy of the Plan in its present form is available for inspection during business hours by the Offeree at the Company's principal office.

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf as of the date of the Offer stated above.

                                    GLOBAL MARINE INC.



                                    By:


ACCEPTED for       shares:




               (Offeree)